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                                                                    Exhibit 10.2

                                 PROMISSORY NOTE
                       (Commercial-Open End Variable Rate)

      DATE AND PARTIES. The date of this Promissory Note (Note) is May 21, 1998. the parties and their addresses are:

      LENDER:
             COMMUNITY FIRST NATIONAL BANK
             302 North 1st St.
             Saratoga, Wyoming 82331
             Telephone: (307) 326-8321

       BORROWER:
             OLD BALDY CORPORATION
             a Wyoming Corporation
             P.O. Box 707
             Saratoga, Wyoming 82331

1. DEFINITION. As used in this Note, the terms have the following meanings:

      A. Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Note, individually and together with their heirs, successors and assigns, and each other person or legal entity) including guarantors, endorsers, and sureties) who agrees to pay this Note. "You" and "Yours" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan.

      B. Note. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

      C. Loan. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

      D. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

      E. Percent. Rates and rate change limitations are expressed as annualized percentages.

2. PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, amounts advanced from time to time under the terms of this Note up to the maximum outstanding principal balance of $350,875.00 (Principal), plus interest from the date of disbursement, on the unpaid outstanding Principal balance until this Note matures or this obligation is accelerated.

I may borrow up to the Principal more than one time, subject to the loan's terms and conditions.

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3. INTEREST. Interest will accrue on the unpaid Principal balance of this Note at the rate of 9.5 percent (Interest Rate) until May 22, 1998, after which time it may change as described in the Variable Rate subsection.

      A. Post-Maturity Interest. After maturity or acceleration, interest will accrue on the unpaid Principal balance of this Note at the Interest Rate in effect from time to time, until paid in full.

      B. Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this Note or obligation will be limited to the Maximum Lawful Amount of interest allowed by state or federal law. Amounts collected in excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

      C. Accrual. During the scheduled term of this Loan interest accrues using an Actual/360 days counting method.

      D. Variable Rate. The Interest Rate may change during the term of this transaction.

            (1) Index. Beginning with the first Change Date, the Interest Rate will be based on the following index: the highest base rate on corporate loans at large U.S. money center commercial banks that The Wall Street Journal publishes as the Prime Rate. The Current Index is the most recent index figure available on each Change Date. You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this Index is no longer available, you will substitute a similar index. You will give me notice of your choice.

            (2) Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change May 22, 1998 and daily thereafter.

            (3) Calculation Of Change. On each Change Date, you will calculate the Interest Rate, which will be the Current Index plus 1.000 percent. The result of this calculation will be rounded to the nearest .001 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.

            (4) Notice of Change. At least 25 days, but no more than 120 days, before the effective date of any payment change, you will deliver or mail to me a notice of any changes in my interest rate and the amount of my scheduled payment.

            (5) Effect Of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of the final payment will change.


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4. GOVERNING AGREEMENT. This Note shall be governed by the Commercial Loan
Agreement between you and me, as modified, amended or supplemented.

5. PAYMENT. I agree to pay the outstanding balance of this Note Principal plus all accrued interest shall be due at maturity on May 1, 1999.

Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Each payment I make on this Note will be applied first to any charges that I owe other than principal and interest then to interest that is due, and finally to principal that is due. If you and I agree to a different application of payments, we will describe our agreement on this Note. The actual amount of my final payment will depend on my payment record.

6. REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay certain additional fees based on my method and pattern or payment.

7. ASSUMPTIONS. Someone buying the Property cannot assume the obligation. You may declare the entire balance of the Note to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, or transfer of the Property.

8. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

      A. Additional Waivers By Borrower. In addition, I and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

            (6) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.

            (7) You may release any borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

            (8) You may release, substitute or impair any Property securing this Note.

            (9) You, or any institution participating in this Note, may invoke your right of set-off.

            (10) You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.


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            (11)  I agree that any of us signing this Note as a borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.

      B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this note, or other Loan documents, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

9. APPLICABLE LAW. This Note is governed by the laws of Wyoming, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Wyoming, unless otherwise required by law.

10. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect by duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

11. AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by you and me. This Note is the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

12. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

13. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

14. CREDIT INFORMATION. I agree that from time to time you may obtain credit information about me from others, including other lenders and credit reporting agencies, and report to others (such as a credit reporting agency) your credit experience with me. I agree that you will not be liable for any claim arising from the use of information provided to you by others or for providing such information to others.


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15. SIGNATURES. By signing, I agree to the terms contained in this Note. I also acknowledge receipt of a coy of this Note.

      BORROWER:

           Old Baldy Corporation

            /s/ Edward C. Joullian III
            -------------------------------------------
            Edward C. Joullian III, President

            /s/ William L. Speer
            -------------------------------------------
            William L. Speer, Assistant
            Secretary/Treasurer


      LENDER:

           Community First National Bank

            /s/ Mike Collamer
            -------------------------------------------
            Mike Collamer, Vice President


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--------------------------------------------------------------------------------
OLD BALDY CORPORATION      Community First National  This agreement relates
P.O. Box 707               Bank                      to Loan Number____________
Saratoga, WY 82331         302 North 1st             ORIGINALLY
                           P.O. Box 1650             DATED: May 1, 1999
                           Saratoga, Wyoming 82331
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
"I" means the BORROWER(S)  "You" means the LENDER    THIS AGREEMENT DATED
named above.                named above.             May 17, 2000
--------------------------------------------------------------------------------

Definitions: As used in this agreement, the term "I" means the Borrower(s) named above; "You" means the Lender named above; "Original Obligation" means my previous agreement to pay you money (referred to above by Loan Number and original date); and any related agreements such as a security agreement.

Extension Agreement: By entering into this agreement, we are extending the due date(s) of maturity payments on the original obligation.

The original due date(s) and the amounts of the payment(s) extended by this agreement are as follows:

All Principal and accrued interest originally due May 1, 2000

$__________ originally due _____________, 2000

$__________ originally due _____________, 2000

$__________ originally due _____________, 2000

The extended due date(s) and the amount(s) then due (including any fees or interest due on the new maturity dates) are as follows:

May 1, 2001 All unpaid Principal and accrued interest

___________________, 2001 $________________

___________________, 2001 $________________

___________________, 2001 $________________


                                ADDITIONAL TERMS

Cost: For this extension, I agree to pay you the fees and/or additional interest as indicated below:

      |X|   A total fee of $ 0

            Upon prepayment of the entire outstanding balance of this obligation:

      |_|   a portion of this fee may be refunded, as provided by law.

      |_|   this fee will not be refunded.

Interest Rate: The interest rate on the Note identified above shall be changed to:

_______     A fixed rate of ____________________ percent (__________%) per annum of the maximum interest rate Lender is permitted to charge bylaw, whichever is less.


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_______     A variable rate of __________________ percent (___________%) per annum over the Index Rate indicated below. Any charge in the interest rate resulting from a change in the Index Rate will be effective on: Day of Change. The Index Rate used for this Note shall be: ____________________ PRIME RATE.

            If the Index Rate is redefined or becomes unavailable, then Lender may select another index which is substantially similar. The current Index Rate is ___________________ (_____________%) per annum. The initial rate on this amended note shall be ________________ percent (___________$) per annum.

            Minimum Rate/Maximum Rate: The minimum interest rate on this Note shall be ______________ percent (______________%) per annum. The maximum interest rate on this Note shall not exceed ______________ percent (____________%) per annum of the maximum interest rate Lender is permitted to charge by law.

This agreement does not in any way, satisfy or cancel the original obligation. Except as specifically amended by this agreement, all other terms of the original obligation remain in effect. This means and includes, but is not limited to:

      Property which secures the original obligation will continue to secure my total responsibility to pay you as amended by this agreement. (2) All parties who have a responsibility to pay you in any way the original obligation (including any co-makers, endorsers and guarantors) remain responsible for the total amount I owe you as amended by this agreement. If you require the consent to this extension by any additional party, I agree to obtain such consent, and this extension agreement will both be effective if the consent is not obtained. (3) Any post-maturity Interest rate provided for in the original obligation (except as specifically contracted for here) shall now begin to apply after the last. . .


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